Exhibit 99

Rite Aid Stockholders Approve Acquisition Of Brooks and Eckerd Drugstore Chains

Camp Hill, PA (January 18, 2007) — Rite Aid Corporation (NYSE: RAD) today announced that Rite Aid stockholders overwhelmingly approved the acquisition of the Brooks and Eckerd drugstore chains from The Jean Coutu Group (PJC) Inc. (TSX: PJC.A) at a special meeting of Rite Aid stockholders held today in Harrisburg, Pennsylvania.

Based on the preliminary tally, more than 97 percent of the 414,298,141 votes cast were in favor of the transaction. Stockholders also voted to approve an amendment to Rite Aid’s certificate of incorporation to increase the authorized number of shares of Rite Aid common stock and to approve the adoption of a new equity compensation plan.

At the close of business on the record date of November 24, 2006, Rite Aid had 532,347,316 shares of common stock and 2,531,851.3032 shares of Series G and H preferred stock (which, on an as-if-converted basis, are entitled to an aggregate of 46,033,660 votes) entitled to vote. Approval to issue the 250 million shares of common stock to The Jean Coutu Group required that a majority of the votes cast be in favor of the proposal and that the total votes cast on the proposal represent more than 50% of the shares entitled to vote.

“We are extremely pleased with the outcome of today’s vote and appreciate the overwhelming support of our stockholders, who understand this is a unique opportunity to accelerate our growth strategy” said Mary Sammons, president and chief executive officer of Rite Aid. “We look forward to working with Brooks and Eckerd associates on a smooth integration and being able to fully realize the opportunities that lie ahead.”

Today’s stockholder approval of the acquisition satisfies one of the remaining conditions to the closing of the transaction. The transaction, which is subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions, is expected to close shortly after the end of Rite Aid’s fourth quarter, which ends March 3, 2007.

About Rite Aid

Rite Aid Corporation is one of the nation’s leading drugstore chains with annual revenues of $17.3 billion and more than 3,300 stores in 27 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company’s website at http://www.riteaid.com/.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our long term strategy, our ability to hire and retain pharmacists and other store personnel, the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order, competitive pricing pressures, continued consolidation of the drugstore industry, changes in state or federal legislation or regulations, the outcome of lawsuits and governmental investigations, general economic conditions and inflation, interest rate movements, access to capital, the ability of Rite Aid to consummate the transaction with Jean Coutu Group and realize the benefits of such transaction and our ability to assume the senior subordinated notes. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as “may”, “will”, “intend”, “plan”, “project”, “expect”, “anticipate”, “could”, “should”, “would”, “believe”, “estimate”, “contemplate”, and “possible”.

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Contact:

Investors: Kevin Twomey 717-731-6540 or investor@riteaid.com

Media: Karen Rugen 717-730-7766